                                                                     EXHIBIT 4.5


THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.


                            WARRANT TO PURCHASE STOCK

Company:                 First Pacific Networks, Inc., a Delaware corporation
Number of Shares:        100,000 shares
                         -------
Class of Stock:          Common Stock
Initial Exercise Price:  $1.52 per share
                         -----
Issue Date:              as of 8/27/1996
                               ---------
Expiration Date:         8/26/1999
                         ---------
Becomes Exercisable:     Immediate
                         ---------

     THIS WARRANT CERTIFIES THAT, in consideration of the payment of $1.00 and for other good and valuable consideration, STATE CAPITAL MARKET GROUP, LTD. ("Holder") is entitled to purchase the number of fully paid and nonassessable shares of the class of securities (the "Shares") of First Pacific Networks, Inc., a Delaware corporation (the "Company") at the Initial Exercise Price per Share all as set forth above and as adjusted pursuant to Article 2 of this Warrant (the "Warrant Price"), subject to the provisions and upon the terms and conditions set forth in this Warrant.

I.   EXERCISE AND CONVERSION RIGHT

     1. EXERCISE. Holder may exercise this Warrant, in whole or in part, by delivering this Warrant and a duly executed Notice of Exercise/Conversion in substantially the form attached as Appendix 1 (the "Notice of Exercise/Conversion") to the principal office of the Company. Holder shall also deliver to the Company a check for the aggregate Warrant Price for the Shares being purchased.

     2.   CONVERSION RIGHT.  In lieu of exercising this Warrant as specified in
Section 1.1, Holder may at its option convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share by delivering the Warrant and a duly executed Notice of Exercise/Conversion. The fair market value of the Shares shall be determined pursuant to Section 1.3.

     3. FAIR MARKET VALUE. If the Shares are traded in a public market, the fair market value of the Shares shall be the closing price of the Shares reported for the business day immediately before Holder delivers its Notice of Exercise/Conversion to the Company. If the Shares are not traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment. The foregoing notwithstanding, if Holder advises the Board of Directors in writing that Holder disagrees with such determination, then the Company and Holder shall promptly agree upon a reputable investment banking firm to undertake such valuation. If the valuation of such investment banking firm is greater than that determined by the Board of Directors, then all fees and expenses of such investment banking firm shall be paid by the Company. In all other circumstances, such fees and expenses shall be paid by Holder.

     4. DELIVERY OF CERTIFICATE AND NEW WARRANT. Promptly after Holder exercises or converts this Warrant, the Company shall deliver to Holder certificates for the Shares acquired, and, if this

Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired.

     5. REPLACEMENT OF WARRANTS. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, or surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

     6.   SALE, MERGER, OR CONSOLIDATION OF THE COMPANY.

          1) "ACQUISITION". For the purpose of this Warrant, "Acquisition" means any sale, license, or other disposition of all or substantially all of the assets (including intellectual property) of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company's securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction.

          2) ASSUMPTION OF WARRANT. If, upon the closing of any Acquisition the successor entity assumes the obligations of this Warrant, then this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Warrant Price shall be adjusted accordingly.

          3) NON-ASSUMPTION. If upon the closing of any Acquisition the successor entity does not assume the obligations of this Warrant and Holder has not otherwise exercised or converted this Warrant then this Warrant shall be deemed to have been automatically converted pursuant to Section 1.2 and thereafter Holder shall participate in the Acquisition on the same terms as other holders of the same class of securities of the Company.

II.  ADJUSTMENTS TO THE SHARES

     1.   STOCK DIVIDENDS, SPLITS, ETC.   If the Company declares or pays a
dividend on its common stock payable in common stock, or other securities, subdivides the outstanding common stock into a greater amount of common stock, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

     2. RECLASSIFICATION, EXCHANGE OR SUBSTITUTION. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise of this Warrant, Holder shall be entitled to receive, upon exercise of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

     3. ADJUSTMENTS FOR COMBINATIONS, ETC. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased.

     4. NO IMPAIRMENT. The Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Article against impairment. If the

Company takes any action affecting the Shares or its common stock other than as described above that adversely affects Holder's rights under this Warrant, the Warrant Price shall be adjusted downward and the number of Shares issuable upon exercise of this Warrant shall be adjusted upward in such a manner that the aggregate Warrant Price of this Warrant is unchanged.

III. REPRESENTATIONS

     1. REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to the Holder that all Shares which may be issued upon the exercise of the purchase right represented by this Warrant or upon conversion of this Warrant, upon issuance, will be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

IV.  MISCELLANEOUS

     1. TERM. This Warrant is exercisable or convertible, in whole or in part, at any time on or before the Expiration Date set forth above.

     2. LEGENDS. This Warrant and the Shares shall be imprinted with a legend in substantially the following form:

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

     3. COMPLIANCE WITH SECURITIES LAWS ON TRANSFER. This Warrant and the Shares issuable upon exercise this Warrant may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company).

     4. TRANSFER PROCEDURE. Subject to the provisions of Section 4.2, Holder may transfer, to any person owning all or substantially all of Holder's assets or capital stock, all or part of this Warrant or the Shares issuable upon exercise of this Warrant by giving the Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable). Unless the Company is filing financial information with the SEC pursuant to the Securities Exchange Act of 1934, as amended, the Company shall have the right to refuse to transfer any portion of this Warrant to any person who directly competes with the Company.

     5. REGISTRATION RIGHTS. The Shares shall have the registration rights set forth on Exhibit A.

     6. NOTICES. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such Holder from time to time.

     7. WAIVER. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

     8. ATTORNEYS FEES. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.

     9. GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to its principles regarding conflicts of law.

                              FIRST PACIFIC NETWORKS, INC.


                              By /s/ M. Peter Thomas
                                ----------------------------------
                                   M. Peter Thomas, President



                              By /s/ Kenneth W. Schneider
                                ----------------------------------
                                   Kenneth W. Schneider, Secretary

                                   APPENDIX 1


                          NOTICE OF EXERCISE/CONVERSION


     1. The undersigned hereby elects to purchase ____________ shares of Common Stock of FIRST PACIFIC NETWORKS, INC. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such Shares in full.

     1. The undersigned hereby elects to convert the attached Warrant into Shares in the manner specified in the Warrant. This conversion is made as to _________ Shares of the Common Stock covered by the Warrant.

     [Strike paragraph 1 that does not apply.]

     2. Please issue a certificate of certificates representing said Shares in the name of the undersigned or in such other name as is specified below.

                           -------------------------
                                   (Name)



                           -------------------------

                           -------------------------
                                   (Address)

     3. The undersigned represents the undersigned is acquiring the Shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.


                                   ------------------------------------
                                   (Signature)


                                   ------------------------------------
                                   (Date)

                                   Addendum A


                             IRREVOCABLE STOCK POWER


     FOR VALUE RECEIVED, the undersigned does hereby sell, assign, and transfer
unto _______________________________________    ________________________
               (name of transferee)                 (no. of shares)
shares of the Common Stock of First Pacific Networks, Inc. represented by Certificate(s) No.(s). _____________________ (inclusive), and does hereby appoint ___________________ attorney to transfer the foregoing on the books of First Pacific Networks, Inc., with full power of substitution in the premises.

     Dated ______________, 199__



                                   ------------------------------------
                                   (Signature)



                                   ------------------------------------
                                   Typed Name


THE SIGNATURE(S) ON THIS STOCK POWER MUST CORRESPOND WITH THE NAME(S) ON THE FACE OF THE CERTIFICATE(S) IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT. TRUSTEES, OFFICERS AND OTHER FIDUCIARIES OR AGENTS SHOULD INDICATE THEIR TITLES OR CAPACITIES.

                                   ADDENDUM B

                         SELLER'S REPRESENTATION LETTER


     In connection with the sale of ________ shares (the "Shares") of Common Stock of First Pacific Networks, Inc. (the "Company") by the undersigned (the "Seller"), on ____________, 199__ (the "Sale Date"), the Seller hereby represents and warrants to the Company and its transfer agent as follows:

     1.   The Shares were sold by the Seller on the Sale Date.

     2. The Seller has fully complied with the provisions of Sections 3 and 4 of Exhibit A to the Warrant to Purchase Stock dated as of __________, 1996 of the Company to the undersigned (the "Warrant).

     3.   The Shares were issued to the Seller by the Company on           ,
1996 upon exercise or conversion of the Warrant; and

     4. The Seller has caused the Prospectus (as defined in Exhibit A of the Warrant) to be furnished to the purchase of the Shares and to the broker-dealer, if any, through whom the sale of the Shares was made.

     Executed this   day of _______________, 199__.




                                   ------------------------------------
                                   Signature



                                   ------------------------------------
                                   Name



                                   ------------------------------------

                                   ------------------------------------

                                   ------------------------------------
                                   Address

                                    Exhibit A

                               Registration Rights


     1. Prior to the expiration date of this Warrant the Company will use its best efforts to effect the registration under the Securities Act of 1933, as amended (the "Act") and the rules and regulations of the Securities and Exchange Commission (the "Commission") of the resale of the Shares and, in connection therewith, it will:

          (a) prepare and file a registration statement on Form S-3 (the "Registration Statement") with respect to the Shares, pursuant to the rules and regulations of the Commission and use its best efforts to cause the Registration Statement to become and remain effective for a period of not less than the earliest date (the "Termination Date") of
          (i) the date one year after the date of effectiveness of the Registration Statement, (ii) the date the Holder may sell all of the Shares issuable upon conversion of the Warrant on reliance upon Rule 144 under the Act, and (iii) the date the holder no longer owns the Warrant and/or any of the Shares issued to Holder upon exercise or conversion of the Warrant;

          (b) prepare and file with the Commission such amendments and supplements to the Registration Statement and the Prospectus (as defined in Section 4(b) below) as may be necessary to keep the Registration Statement effective until the Termination Date and comply with the applicable provisions of the rules and regulations of the Commission; and

          (c) furnish to Holder the number of copies of the Prospectus the Holder may reasonably request.

Notwithstanding any other provision of this Exhibit A, the Company shall have the right at any time to require that to Holder to suspend further open market offers and sales of the Shares whenever, and for so long as, in the reasonable judgment of the Company after consultation with counsel there is or maybe in existence material undisclosed information or events with respect to the Company (the "Suspension Right"). In the event the Company exercises the Suspension Right, such suspension will continue for the period of time reasonably necessary for disclosure to occur at a time that is not detrimental to the Company and its stockholders or until such time as the information or event is no longer material, each as determined in good faith by the Company after consultation with counsel. The Company will promptly give the Holder notice of any such suspension and will use all reasonable efforts to minimize the length of the suspension.

     2. The costs and expenses of registration of the shares to be borne by the Company for purposes of this Exhibit B shall include, without limitation, printing expenses (including a reasonable number of prospectuses for circulation by the selling Holders), legal fees and disbursements of counsel for the Company, "blue sky" expenses, accounting fees and filing fees, but shall not include underwriting commissions or similar charges, legal fees and disbursements of counsel for the Holder.

     3. The Holder shall be required to submit the following documents to the transfer agent of the Company's Common Stock when making a sale of Shares pursuant to the Registration Statement, with copies to the Company:

          (i)    Original stock certificate representing the Shares sold;

          (ii) Originally executed stock power in the form of ADDENDUM A hereto, with signature guaranteed; and

          (iii) Originally executed Seller's Representation Letter in the form of ADDENDUM B hereto.

     4. The Holder by accepting the Warrant hereby represents to and covenants with the Company that, until the Termination Date, the Holder will:

          (a) Not engage in any stabilization activity in connection with any of the Company's securities other than as permitted under the Securities and Exchange Act of 1934, as amended ("Exchange Act");

          (b) Cause to be furnished to any purchaser of the Shares and to the broker-dealer, if any, through whom Shares may be offered, a copy of the final prospectus contained in the Registration Statement, as supplemented or amended through the date of the sale (the "Prospectus"); and

          (c) Not bid for or purchase any securities of the Company or any rights to acquire the Company's securities, or attempt to induce any person to purchase any of the Company's securities (except for the Share to be sold to such person by means of the Prospectus) or any rights to acquire the Company's securities other than as permitted under the Exchange Act.